Exhibit 99(j)(i)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Institutional Trust

We consent to the use of our report, incorporated herein by reference, dated October 25, 2007, for Citi Institutional Enhanced Income Fund, a series of Legg Mason Partners Institutional Trust, as of August 31, 2007 and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
New York, New York
December 4, 2007

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Legg Mason Partners Institutional Trust

We consent to the use of our reports, incorporated herein by reference, dated October 25, 2007, for Citi Institutional Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Tax Free Reserves and Citi Institutional Cash Reserves, each a series of Legg Mason Partners Institutional Trust, as of August 31, 2007 and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
New York, New York
December 4, 2007